                             CERTIFICATE OF TRUST OF
                            VOYAGEUR MUTUAL FUNDS II

         This Certificate of Trust of Voyageur Mutual Funds II, a business trust (the "Trust"), executed by the undersigned trustees, and filed under and in accordance with the provisions of the Delaware Business Trust Act (12 Del. C. ss. 3801 et seq.) (the "Act"), sets forth the following:

         FIRST: The name of the business trust formed hereby is Voyageur Mutual Funds II.

         SECOND: The address of the registered office of the Trust in the State of Delaware is at 1209 Orange Street, Wilmington, Delaware 19801 and the name and address of the registered agent for service of process on the Trust in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

         THIRD: The Trust formed hereby is or will become an investment company registered under the Investment Company Act of 1940, as amended (15 U.S.C. ss.ss.80a-1 et seq.).

         FOURTH: Pursuant to Section 3804 of the Act, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series, whether such series is now authorized and existing pursuant to the governing instrument of the Trust or is hereafter authorized and existing pursuant to said governing instrument, shall be enforceable against the assets associated with such series only, and not against the assets of the Trust generally or any other series thereof, and, except as otherwise provided in the governing instrument of the Trust, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other series thereof shall be enforceable against the assets of such series.

         In witness whereof, the undersigned, being all of the trustees of Voyageur Mutual Funds II, have duly executed this Certificate of Trust as of the 17th day of December, 1998.


By: /s/  Wayne A. Stork                        By: /s/  Jeffrey J. Nick
    --------------------------------               ---------------------------
         Wayne A. Stork                                 Jeffrey J. Nick
         Trustee                                        Trustee

By: /s/  Walter P. Babich                      By: /s/  Ann R. Leven
    --------------------------------               ---------------------------
         Walter P. Babich                               Ann R. Leven
         Trustee                                        Trustee

By: /s/  Anthony D. Knerr                      By: /s/  Thomas F. Madison
    --------------------------------               ---------------------------
         Anthony D. Knerr                               Thomas F. Madison
         Trustee                                        Trustee

By: /s/  W. Thacher Longstreth                 By: /s/  Charles E. Peck
    --------------------------------               ---------------------------
         W. Thacher Longstreth                          Charles E. Peck
         Trustee                                        Trustee